Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

QUARTERLY DIVIDEND

January 21, 2010
Contact: Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (January 21, 2010) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, declared a regular cash dividend on January 20, 2010, of $0.17 per common share payable February 16, 2010 to shareholders of record on February 1, 2010.

The Bank of Clarke County operates 11 retail bank branches located throughout Clarke and Frederick Counties, as well as the City of Winchester, VA. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.